SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     August 4, 2004

GUARANTY BANCSHARES, INC.
 (Exact name of registrant as specified in its charter)

Texas	0-23113	75-1656431
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 West Arkansas Mount Pleasant, Texas	75455
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (903) 572-9881

Item 5.  Other Events.

          On August 4, 2004, Guaranty Bancshares, Inc. publicly disseminated a press release announcing the opening of a new Guaranty Bond Bank location in Mt. Vernon, Texas.   A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

Exhibits.  The following materials are filed as exhibits to this Current Report on Form 8-K:

          99.1     -                    Press Release issued by Guaranty Bancshares, Inc. dated August 4, 2004.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARANTY BANCSHARES, INC.

Dated: August 4, 2004	By: /s/ CLIFTON A. PAYNE

Clifton A. Payne
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Guaranty Bancshares, Inc. dated August 4, 2004.